SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2008

ESMARK INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-33851	20-8626148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1134 Market Street, Wheeling, WV	26003
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (304) 234-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Amendment to the Wheeling-Pittsburgh Term Loan

Wheeling Pittsburgh Corporation (“WPC”), a wholly-owned subsidiary of Esmark Incorporated (the “Company”), entered into the Seventh Amendment, dated as of February 29, 2008 (the “Seventh Amendment”), to the Term Loan Agreement, dated as of July 31, 2003, as amended (the “WPC Term Loan Agreement”), among WPC, Wheeling-Pittsburgh Steel Corporation (“WPSC”), the Lenders party thereto, Royal Bank of Canada, as administrative agent, and the Emergency Steel Loan Guarantee Board. The Seventh Amendment provides for, among other things, (1) the extension of the Maturity Date under the WPC Term Loan Agreement to July 1, 2008 from April 1, 2008, (2) an increase of the Applicable Margin, used in calculating the interest rate under the WPC Term Loan Agreement for Tranche B Loans, to 0.45% for ABR Loans and 1.00% for Eurodollar Loans, and (3) the Lenders’ consent to the sale of a designated non-strategic asset of WPSC, for which the net cash proceeds of such sale are required to prepay outstanding debt under the WPC Term Loan Agreement.

Amendment to the Wheeling-Pittsburgh Revolving Credit Facility

WPC entered into the Eighth Amendment and Consent, dated as of February 29, 2008 (the “Eighth Amendment”), to the Amended and Restated Revolving Loan Agreement dated as of July 8, 2005, as amended (the “WPC Revolving Loan Agreement”), by and among WPC, WPSC, and General Electric Capital Corporation (“GE Capital”), as administrative agent and lender. In connection with the Eighth Amendment, GE Capital assumed responsibility for all committed lending amounts under the facility. The Eighth Amendment provides for, among other things, the extension of the Commitment Termination Date under the WPC Revolving Loan Agreement to the earlier of (i) April 30, 2008 and (ii) the date that is 60 days prior to the “Maturity Date” set forth in the WPC Term Loan Agreement, subject, in each case, to an option of WPC to further extend such lending commitment of GE Capital to the earlier of (a) September 30, 2008 and (b) the date that is 60 days prior to the Maturity Date set forth in the WPC Term Loan Agreement. The Eighth Amendment sets the Applicable Index Margin, the Applicable LIBOR Margin and the Applicable L/C Margin, used in calculating the interest rates under the WPC Revolving Loan Agreement, at 1.50%, 2.75% and 2.75% respectively. The Eighth Amendment also removes the inventory cap on Borrowing Availability, increases the allowed amount of access to excess collateral, if available, as additional Borrowing Availability from $30 million to up to $60 million, and increases the minimum required Borrowing Availability at all times from $50 million to $70 million through September 30, 2008, resulting in a net improvement of up to $10 million of Borrowing Availability. Finally, the Eighth Amendment provides for GE Capital’s consent to the sale of a designated non-strategic asset of WPSC, for which the net cash proceeds of such sale are required to prepay outstanding debt under the WPC Term Loan Agreement.

Amendment to the ESSG Credit Agreement

Esmark Steel Service Group, Inc. (“ESSG”), a wholly-owned subsidiary of the Company entered into Amendment No. 4, dated as of February 29, 2008 (the “Fourth Amendment”), to the Credit Agreement, dated as of April 30, 2007, as amended (the “ESSG Credit Agreement”), by and among ESSG and its subsidiaries and General Electric Capital Corporation as administrative agent, co-collateral agent, and lender thereto. The Fourth Amendment provides for, among other things, the extension of the Maturity Date under the ESSG Credit Agreement from February 29, 2008 to the earlier of (i) September 30, 2008, (ii) the date of the “Commitment Termination Date” set forth in the WPC Revolving Credit Agreement or (iii) any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof. The Fourth Amendment also sets the Applicable Rate, which is added to the Alternative Base Rate or the applicable Adjusted LIBO Rate in calculating interest under the ESSG Credit Agreement, at 1.50% per annum for ABR Loans and 2.25% per annum for Eurodollar Revolving Loans through the Maturity Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ESMARK INCORPORATED

By:	/s/ Paul J. Mooney
Paul J. Mooney
Executive Vice President and Chief Financial Officer

Dated: March 4, 2008